Exhibit 99.1
Nasdaq: ASFI
FOR IMMEDIATE RELEASE

CONTACT:
Robert J. Michel, CFO
Asta Funding, Inc.
(201) 567-5648
Asta Funding, Inc. Announces Financial Results for Third Quarter and Nine Months of Fiscal 2010
• Net Income of $3.1 Million, or $0.21 Per Diluted Share for Third Quarter
• No Impairments, Strong Cash Flow Trend Continues
ENGLEWOOD CLIFFS, N.J., August 4, 2010 — Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the third quarter and nine months of its 2010 fiscal year, the period ended June 30, 2010.
The Company reported net income of $3,121,000 for the three month period ended June 30, 2010, or $0.21 per diluted share as compared to net income for the three months ended June 30, 2009 of $1,478,000, or $0.10 per diluted share. Revenues for the three month period ended June 30, 2010 were $12,083,000 as compared to $17,238,000 for the three month period ended June 30, 2009.
Net income for the nine months ended June 30, 2010 was $8,471,000, or $0.58 per diluted share as compared to a net loss of $11,527,000, or $0.81 per share for the nine months ended June 30, 2009. Revenues for the nine months ended June 30, 2010 were $34,294,000 as compared to $53,812,000 for the same period in the prior year.
Net cash collections from collection of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $25.8 million for the third quarter of fiscal year 2010, as compared to $37.6 million in the third quarter of fiscal year 2009, a 31.4% decrease from the prior year. Net cash collections from collection of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $80.9 million for the nine months ended June 30, 2010, compared to $116.6 million in the nine month period ended June 30, 2009, a 30.6% decrease from the prior year. Net cash collections represented by account sales were $3.2 million or 4.0% of net cash collections in the nine month period ended June 30, 2010, compared to $7.8 million, or 6.7% in the same comparative period of the prior year.
Income from fully amortized portfolios (zero basis revenue) was $9.2 million for the three month period ended June 30, 2010, compared to $10.5 million for the three month period ended June 30, 2009. Income from fully amortized portfolios was $25.6 million for the nine month period ended June 30, 2010, compared to $31.1 million for the nine month period ended June 30, 2009. There were no impairments recorded during the three and nine month periods ended June 30, 2010, as compared to $6.4 million and $46.2 million, respectively, recorded during the three and nine month periods ended June 30, 2009. Portfolio purchases of distressed consumer receivables were $3.4 million during the nine month period ended June 30, 2010 as compared to $16.5 million during the nine month period ended June 30, 2009.

The debt level, excluding the subordinated debt — related party, at June 30, 2010 was $93.5 million, down approximately $29.1 million from September 30, 2009 and down approximately $51.4 million from a year ago. The subordinated debt — related party balance was $4.4 million at June 30, 2010, down almost $4 million from September 30, 2009. Cash and cash equivalents at June 30, 2010 were $78.0 million compared to $4.0 million at September 30, 2009.
Gary Stern, Chairman and CEO of the Company commented, “It was a solid quarter of continued profitability for the Company through the third quarter of fiscal year 2010. We continued our progress in strengthening our balance sheet and increasing our cash position. As of August 3, 2010 our cash position is $82.0 million. Our strong cash balance puts us in an excellent position for funding our investment opportunities without the immediate need for external financing. We continue to review all of our investment options in the distressed receivables market and other related markets.”
A conference call to discuss the results of the third quarter and nine months of fiscal year 2010 will be held on Wednesday, August 4, 2010 at 10:30AM, EDT
Toll-free dial in number (US and Canada):
(877) 407-8037
International dial-in number:
(201) 689-8037

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.
Except for historical information contained herein, the matters set forth in this news release are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.’s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.’s Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2009, Form 10-Q for the quarter ended December 31, 2009 and those described from time to time in Asta Funding, Inc.’s other filings with the Securities and Exchange Commission, news releases and other communications. Asta Funding, Inc.’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.
- Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$77,996,000	$2,385,000
Restricted cash	1,646,000	2,130,000
Consumer receivables acquired for liquidation (at net realizable value)	164,953,000	208,261,000
Due from third party collection agencies and attorneys	3,095,000	2,573,000
Prepaid and income taxes receivable	—	47,727,000
Investment in venture	94,000	168,000
Furniture and equipment, net	363,000	538,000
Deferred income taxes	17,891,000	24,072,000
Other assets	3,378,000	2,902,000

Total assets	$269,416,000	$290,756,000

LIABILITIES
Debt	$93,506,000	$122,622,000
Subordinated debt — related party	4,386,000	8,246,000
Other liabilities	1,478,000	2,166,000
Dividends payable	292,000	286,000
Income taxes payable	2,895,000	—

Total liabilities	102,557,000	133,320,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,600,323 at June 30, 2010 and 14,272,357 at September 30, 2009	146,000	143,000
Additional paid-in capital	72,076,000	70,189,000
Retained earnings	94,660,000	87,058,000
Accumulated other comprehensive (loss) income, net of tax	(23,000)	46,000

Total stockholders’ equity	166,859,000	157,436,000

Total liabilities and stockholders’ equity	$269,416,000	$290,756,000

ASTA FUNDING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Finance income, net	$12,042,000	$17,202,000	$34,197,000	$53,722,000
Other income	41,000	36,000	97,000	90,000

	12,083,000	17,238,000	34,294,000	53,812,000

Expenses:
General and administrative	5,836,000	6,634,000	16,739,000	20,006,000
Interest (Related party — Period ended June 30, 2010 — Three months, $109,000; Nine months, $407,000; Period ended June 30, 2009 — Three months, $128,000; Nine months, $385,000)	1,019,000	1,783,000	3,365,000	6,907,000
Impairments of consumer receivables acquired for liquidation	—	6,364,000	—	46,208,000

	6,855,000	14,781,000	20,104,000	73,121,000

Income (loss) before equity in earnings (loss) of venture and income tax	5,228,000	2,457,000	14,190,000	(19,309,000)

Equity in earnings (loss) of venture	14,000	34,000	56,000	(21,000)

Income (loss) before income tax	5,242,000	2,491,000	14,246,000	(19,330,000)

Income tax expense (benefit)	2,121,000	1,013,000	5,775,000	(7,803,000)

Net income (loss)	$3,121,000	$1,478,000	$8,471,000	$(11,527,000)

Net income (loss) per share:

Basic	$0.21	$0.10	$0.59	$(0.81)

Diluted	$0.21	$0.10	$0.58	$(0.81)

Weighted average number of common shares outstanding:
Basic	14,599,162	14,271,946	14,455,754	14,271,931

Diluted	14,806,756	14,445,572	14,544,757	14,271,931